                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549


                                  FORM 8-K/A
                                CURRENT REPORT

                       Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


               Date of report (date of earliest event reported):


                               February 6, 1998
                               ----------------


                                  NEXMED, INC.
        ------------------------------------------------------------------
            (Exact name of Registrant as specified in its charter)


                                    Nevada
        ------------------------------------------------------------------
                (State or other jurisdiction of incorporation)


                0-22245                                    87-0449967
        -----------------------                    ----------------------
        (Commission File No.)                      (I.R.S. Employer
                                                   Identification No.)


            350 Corporate Boulevard, Robbinsville, New Jersey 08691
        -----------------------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)


                                 (609) 208-9688
                                 --------------
             (Registrant's telephone number, including area code)


                                      N/A
        -----------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.
            ------------------------------------------------------------------

(a)   Financial Statements of Business Acquired.
      -----------------------------------------

ZHONGSHAN CITY XIAOLAN PHARMACEUTICALS FACTORY

FINANCIAL STATEMENTS
DECEMBER 31, 1995 AND 1996

                       Report of Independent Accountants


To the Board of Directors of
Zhongshan City Xiaolan Pharmaceuticals Factory

We have audited the accompanying balance sheets of Zhongshan City Xiaolan Pharmaceuticals Factory as of December 31, 1996 and 1995, and the statements of operations and retained earnings and of cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits of these statements in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the financial position of Zhongshan City Xiaolan Pharmaceuticals Factory as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the years then ended, in conformity with generally accepted accounting principles in the United States of America.


PRICE WATERHOUSE

30 October 1997

                ZHONGSHAN CITY XIAOLAN PHARMACEUTICALS FACTORY
                ----------------------------------------------
                                BALANCE SHEETS
                                --------------
                        (EXPRESSED IN RENMINBI ("RMB"))

                                                              December 31,        September 30,
                                                         ----------------------       1997
                                                   Note     1996        1995       (unaudited)
                                                   ----  ---------   ----------   -------------
ASSETS
------
CURRENT ASSETS:
   Cash and cash equivalents                              2,292,633   3,576,625      3,268,293
   Inventories                                        3   4,771,889   6,791,614      6,712,214
   Advances to suppliers                                  2,710,787   1,567,164              -
   Trade accounts receivable, net of allowances
    for doubtful accounts of RMB965,816 in 1996
    and RMB482,908 in 1995                                6,678,644   8,390,197      8,721,755
   Deferred and prepaid expenses                      4   1,526,870   1,703,193      1,088,877
   Other receivables                                              -     385,059        363,784
   Amount due from holding company                    5   2,219,621   4,186,583              -
                                                         ----------  ----------     ----------
          Total current assets                           20,200,444  26,600,435     20,154,923

PROPERTY, PLANT AND EQUIPMENT                         6   7,913,843   8,612,124      7,543,764

EQUITY IN AFFILIATED COMPANY                          7   1,587,583   1,426,580      1,428,067
                                                         ----------  ----------     ----------
          Total assets                                   29,701,870  36,639,139     29,126,754
                                                         ==========  ==========     ==========

LIABILITIES AND OWNERS' EQUITY
------------------------------
CURRENT LIABILITIES:
   Short term loans                                   8   9,400,000  12,200,000      9,400,000
   Other loans                                        9           -   6,089,000              -
   Accounts payable                                       3,565,142   3,108,945      2,076,768
   Accruals and other payables                            2,735,777   4,230,727      2,045,511
   Staff and workers' bonus and welfare fund                601,794     571,301        811,266
   Taxes payable                                          1,955,570     873,558      1,526,704
   Amounts due to holding company                                 -           -      2,092,568
                                                         ----------  ----------     ----------
          Total liabilities                              18,258,283  27,073,531     17,952,817
                                                         ----------  ----------     ----------
OWNERS' EQUITY
   Paid - in capital                                 10   6,098,004   5,463,462      6,715,152
   Retained earnings                                      5,345,583   4,102,146      4,458,785
                                                         ----------  ----------     ----------
          Total owners' equity                           11,443,587   9,565,608     11,173,937
                                                         ----------  ----------     ----------
          Total liabilities and owners' equity           29,701,870  36,639,139     29,126,754
                                                         ==========  ==========     ==========

   The accompanying notes are an integral part of these financial statements.

                 ZHONGSHAN CITY XIAOLAN PHARMACEUTICALS FACTORY
                 ----------------------------------------------
                 STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                 ----------------------------------------------
                        (EXPRESSED IN RENMINBI ("RMB"))

                                                                                 Nine Months
                                               Year Ended December 31,       Ended September 30,
                                               -----------------------       -------------------
                                                  1996          1995           1997          1996
                                                  ----          ----           ----          ----
                                                                           (unaudited)   (unaudited)
Sales                                          53,442,002    56,650,135    47,758,166    42,098,548

Cost of sales                                 (45,895,128)  (48,479,762)  (42,416,071)  (36,712,268)
                                              -----------   -----------   -----------   -----------
Gross profit                                    7,546,874     8,170,373     5,342,095     5,385,780
                                              -----------   -----------   -----------   -----------
Operating expenses
  Selling expenses                             (2,106,990)   (2,025,230)   (1,388,792)   (1,535,993)
  General and administration expenses          (2,921,398)   (3,399,180)   (2,015,203)   (2,015,994)
                                              -----------   -----------   -----------   -----------
Total operating expenses                       (5,028,388)   (5,424,410)   (3,403,995)   (3,551,987)
                                              -----------   -----------   -----------   -----------
Operating profit                                2,518,486     2,745,963     1,938,100     1,833,793

Equity in net income of affiliated company          5,515        22,928       (85,906)        5,515

  Interest expenses, net                         (724,352)     (834,752)     (572,823)     (542,563)

  Other income, net                               123,206       136,958       590,773        69,312
                                              -----------   -----------   -----------   -----------
Income before income taxes                      1,922,855     2,071,097     1,870,144     1,366,057

Provision for notional income taxes              (634,542)     (683,462)     (617,148)     (450,799)
                                              -----------   -----------   -----------   -----------
Net income after notional income taxes          1,288,313     1,387,635     1,252,996       915,258

Retained earnings, beginning of year            4,102,146     4,731,958     5,345,583     4,102,146
                                              -----------   -----------   -----------   -----------
Profit available for appropriation              5,390,459     6,119,593     6,598,579     5,017,404

Dividends                                         (44,876)   (2,017,447)   (2,139,794)      (17,520)
                                              -----------   -----------   -----------   -----------
Retained earnings, end of year                  5,345,583     4,102,146     4,458,785     4,999,884
                                              ===========   ===========   ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                ZHONGSHAN CITY XIAOLAN PHARMACEUTICALS FACTORY
                ----------------------------------------------
                            STATEMENT OF CASH FLOWS
                     -------------------------------------
                        (EXPRESSED IN RENMINBI ("RMB"))

                                                          For the Years Ended          For the Nine Months
                                                             December 31,              Ended September 30,
                                                        -----------------------    --------------------------
                                                           1996         1995           1997           1996
                                                        ---------     ---------    -----------     ----------
                                                                                   (Unaudited)     (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                              1,288,313    1,387,635    1,252,996         915,258
 Adjustments to reconcile net income
    to net cash provided by operating activities:
   Depreciation and amortization                           699,340      390,682      691,832         518,153
   Loss on disposal of property, plant and equipment        49,311           --           --          49,311
   Interest in equity in affiliated company               (161,003)    (221,201)     159,516        (161,003)
   Changes in working capital:
    Accounts receivable                                  1,711,553      122,131   (2,043,111)       (240,622)
    Other receivables                                      385,059    1,245,655     (363,784)        385,059
    Prepayments and advances                              (967,300)  (1,136,300)   3,148,780        (647,724)
    Inventories                                          2,019,725     (893,200)  (1,940,325)      1,160,046
    Accounts payable                                       456,197    1,389,218   (1,488,374)      1,036,599
    Amount due from holding company                      1,966,962    1,620,808    4,312,189       3,516,354
    Accrued salaries, wages and other compensation          30,493       79,402      209,472        (177,899)
    Accruals and other payables                         (1,494,950)     333,941     (690,266)     (1,456,146)
    Taxes payable                                        1,082,012      730,593     (428,866)        620,688
                                                        ----------   ----------   ----------      ----------
Net cash provided by operating activities                7,065,712    5,049,364    2,820,059       5,518,074
                                                        ----------   ----------   ----------      ----------
CASH FLOWS FROM INVESTING ACTIVITIES
 Purchases of property, plant and equipment                (50,370)  (2,888,003)    (321,753)        (50,370)
                                                        ----------   ----------   ----------      ----------
       Net cash used in investing activities               (50,370)  (2,888,003)    (321,753)        (50,370)
                                                        ----------   ----------   ----------      ----------
CASH FLOWS FROM FINANCING ACTIVITIES
 Other loans                                                    --    2,827,240           --              --
 Dividends paid                                            (44,876)  (2,017,447)  (2,139,794)        (17,520)
 Loans repaid                                           (8,889,000)  (1,000,000)          --      (7,189,000)
 Notional income tax contribution                          634,542      683,462      617,148         450,799
                                                        ----------   ----------   ----------      ----------
       Net cash provided by financing activities        (8,299,334)     493,255   (1,522,646)     (6,755,721)
                                                        ----------   ----------   ----------      ----------

Net (decrease) / increase in cash and cash equivalents  (1,283,992)   2,654,616      975,660      (1,288,017)

Cash and cash equivalents at beginning of year           3,576,625      922,009    2,292,633       3,576,625
                                                        ----------   ----------   ----------      ----------
Cash and cash equivalents at end of year                 2,292,633    3,576,625    3,268,293       2,288,608
                                                        ==========   ==========   ==========      ==========

   The accompanying notes are an integral part of these financial statements.

                ZHONGSHAN CITY XIAOLAN PHARMACEUTICALS FACTORY
                ----------------------------------------------
                       NOTES TO THE FINANCIAL STATEMENTS
                       ---------------------------------
 (unaudited with respect to the Nine Months Ended September 30, 1997 and 1996)
                          --------------------------
        (AMOUNTS EXPRESSED IN RENMINBI ("RMB") UNLESS OTHERWISE STATED)


1.     ORGANISATION AND PRINCIPAL ACTIVITIES

Zhongshan City Xiaolan Pharmaceuticals Factory ("the Company") is a collective enterprise established in the People's Republic of China on 20 April 1986. It is under the supervision and control of Zhongshan City Xiaolan Industrial Holding Company ("the Holding Company") and its principal activities are the manufacture of pharmaceutical products.


2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

Cash and cash equivalents
-------------------------

Highly liquid investments with maturities of three months or less when purchased are considered to be cash equivalents. Because of the short maturities of these instruments, the carrying cost is a reasonable estimate of fair value.

Property, plant and equipment
-----------------------------

Property, plant and equipment are recorded at historical cost. Depreciation is provided for over the assets' estimated useful lives on a straight line basis. The applicable useful lives of property, plant and equipment are as follows:

Buildings                               10 years
Machinery                              3-5 years
Motor vehicles                         3-5 years
Office equipment                         3 years

Foreign currency translation
----------------------------

The Company's financial records are maintained in Renminbi, the functional currency. Transactions in foreign currencies at the balance sheet date are translated into Renminbi at the exchange rates at the balance sheet date. Exchange differences arising in these cases are recorded in the statement of operations.

Inventories
-----------

Inventories are stated at the lower of cost or net realisable value. Cost, calculated on the weighted average basis, comprises materials and where applicable, direct labour and an appropriate proportion of all production overhead expenditures.

Deferred taxation
-----------------

Deferred taxation is recorded for temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities. Deferred tax assets and liabilities reflect the tax rates expected to be in effect for the years in which the differences are expected to reverse. A valuation allowance is provided if it is more likely than not that some or all of the deferred tax asset will not be realized. As of December 31, 1996 and 1995, the amounts of deferred taxation are immaterial.

Income tax
----------

The holding company has agreed to take up the income tax liabilities of the Company arising from its operations during the years ended December 31, 1996 and 1995.

Notional income taxes, as if the Company was a stand-alone entity, at the rate of 33% have been charged to the profit and loss account with contributions from the holding company being credited to the paid-in capital.

Revenues
--------

Net revenues from product sales are recognized upon shipment of products to customers. Allowances for estimated returns and discounts are provided when sales are recorded.

Fair value of financial instruments
-----------------------------------

The fair values of short term loans approximate their carrying values as these financial instruments bear interest at variable market rates. The fair values of the Company's other monetary assets and liabilities approximate carrying value due to the relatively short term nature of these items.

Use of estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles in the united states of america requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Unaudited Interim Information
-----------------------------

The information presented as of September 30, 1997 and for the nine months ended September 30, 1997 and 1996 has not been audited. In the opinion of management, the unaudited interim information includes all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the Company's financial position at September 30, 1997, and the results of its operations and its cash flows for the nine months ended September 30, 1997 and 1996.

3.  INVENTORIES

                        December 31,      September 30,
                    --------------------  -------------
                      1996       1995         1997
                      ----       ----         ----
                                           (unaudited)
Raw materials       1,860,797  3,838,517    3,591,533
Finished goods      2,911,092  2,953,097    3,120,681
                    ---------  ---------    ---------
                    4,771,889  6,791,614    6,712,214
                    =========  =========    =========

4.  DEFERRED AND PREPAID EXPENSES

                                        December 31,      September 30,
                                    --------------------  -------------
                                      1996       1995         1997
                                      ----       ----         ----
                                                           (unaudited)
Deferred value added tax (VAT) *    1,053,548  1,580,322    1,053,548
Prepaid expenses                      473,322    122,871       35,329
                                    ---------  ---------    ---------
                                    1,526,870  1,703,193    1,088,877
                                    =========  =========    =========

* As a result of the implementation of the new value added tax ("VAT") legislation which became effective from January 1, 1994, the Company is entitled to an input VAT credit on the stock balance at january 1, 1994. the deferred VAT represents the unrealised portion of the input VAT credit which will be realised on a straight line basis over a period of four years ending on December 31, 1998.

5.  AMOUNT DUE FROM (TO) HOLDING COMPANY

                                             December 31,
                                         --------------------     September 30,
                                            1996        1995          1997
                                            ----        ----          ----
                                                                   (unaudited)
Current account with holding company *    7,219,621   4,186,583     2,907,432
Short term loan from holding company **  (5,000,000)          -    (5,000,000)
                                         ----------   ---------    ----------
                                          2,219,621   4,186,583    (2,092,568)
                                         ==========   =========    ==========

*   Other than an interest reimbursement arrangement as detailed in note 11
    (iii), the current account with the holding company is non-interest bearing and has no fixed repayment terms.

** Short term loan from the holding company bears interest at 14.4% per annum and is repayable on demand.

6.  PROPERTY, PLANT AND EQUIPMENT

                                        December 31,
                                  -----------------------   September 30,
                                     1996         1995         1997
                                     ----         ----         ----
                                                            (unaudited)
Buildings                          8,098,068    5,154,400    8,098,068
Machinery                          4,026,688    4,029,298    4,348,441
Motor vehicles                       634,100      634,100      634,100
Office equipment                      53,060       49,390       53,060
Construction in progress                   -    2,943,668            -
                                  ----------   ----------   ----------
                                  12,811,916   12,810,856   13,133,669
Less: accumulated depreciation    (4,898,073)  (4,198,732)  (5,589,905)
                                  ----------   ----------   ----------
Net book value                     7,913,843    8,612,124    7,543,764
                                  ==========   ==========   ==========

Depreciation expense was RMB577,362 and RMB699,341 for the years ended December 31, 1995 and 1996 respectively, and RMB691,832 and RMB518,154 for the nine months ended September 30, 1997 and 1996, respectively.

7.  EQUITY IN AFFILIATED COMPANY

                                                 December 31,
                                             --------------------  September 30,
                                                1996       1995        1997
                                                ----       ----        ----
                                                                    (unaudited)
Share of net assets of affiliated company    1,587,583  1,582,068    1,501,677
Amount due to affiliated company                     -   (155,488)    (73,610)
                                             ---------  ---------    --------
                                             1,587,583  1,426,580    1,428,067
                                             =========  =========    =========

The affiliated company, Zhongshan City Xiaolan Pharmaceuticals Limited ("ZCXPL") in which the Company holds a 50% equity interest, was established in the People's Republic of China on 13 February 1989. The principal activity of the affiliated company is the sale and manufacture of pharmaceutical products.

8.  SHORT TERM LOANS

Short term loans bear interest at rates ranging from 11% to 12% per annum.


9.  OTHER LOANS

Other loans represent employee loans which bear interest at 18% per annum. The loans were fully repaid in July 1996.

10. PAID-IN CAPITAL
                                                  December 31,          September 30,
                                              --------------------      -------------
                                                 1996       1995            1997
                                              ---------  ---------      -------------
                                                                         (unaudited)

Paid in capital, beginning of period          5,463,462  4,780,000        6,098,004
Notional income tax contribution                634,542    683,462          617,148
                                              ---------  ---------      -------------
                                              6,098,004  5,463,462        6,715,152
                                              =========  =========      =============

11. RELATED PARTY TRANSACTIONS

                                                  December 31,            September 30,
                                               -------------------      ---------------
                                                 1996       1995             1997
                                               --------   --------      ---------------
                                                                          (unaudited)
(i)   Services fees received from ZCXPL
          Management fee                        259,200    259,200          201,600
          Factory rental                        295,920    295,920          230,160
          Utilities                             700,639    724,909          479,536


(ii) The Company charged a management fee to the holding company of RMB1,165,880 and RMB1,255,507 for the years ended December 31, 1996 and 1995 respectively, and RMB710,188 for the nine months ended September 30, 1997. Management fee is charged at 2% of sales revenue for the year.

(iii) The holding company has agreed to reimburse the Company for interest payments on a bank loan. Interest income reimbursed by the holding company was RMB1,692,740 and RMB1,821,600 for the years ended December 31, 1996 and 1995, respectively, and RMB 1,025,825 and the nine months ended September 30, 1997.


12. SUBSEQUENT EVENT

On September 26, 1997, Nexmed Pharmaceuticals (Zhongshan) Ltd was established as a Sino-foreign joint venture. The Company has agreed to contribute the following net assets amounting to RMB7,719,000 (equivalent US$930,000) for a 30% equity contribution to the joint venture's total paid in capital of US$3,100,000:

Intangibles                                       7,000,000
Fixed assets                                      6,600,000
Amount due to holding company                    (5,881,000)
                                                 ----------
                                                  7,719,000
                                                 ==========

(b)   Pro Forma Financial Information.
      -------------------------------

The following unaudited pro forma combined balance sheet reflects the combined balance sheet of NexMed, Inc.("NexMed" or the "Company") and the assets and liabilities of Zhongshan City Xiaolan Pharmaceuticals Factory (the "Xiaolan Factory") contributed to the NexMed Pharmaceuticals (Zhongshan) Ltd. joint venture (the "Joint Venture"), adjusted to give effect to the transaction and the debt incurred in funding the transaction. The unaudited pro forma combined balance sheet assumes that the transaction occurred on September 30, 1997.

The following unaudited pro forma combined statement of operations for the year ended December 31, 1996 presents the operating results of the Company as if the transaction and the debt incurred in funding the transaction had occurred as of January 1, 1996. The following unaudited pro forma combined statement of operations for the nine months ended September 30, 1997 presents the operating results of the Company as if the transaction and the debt incurred in funding the transaction had occurred as of January 1, 1997.

The unaudited pro forma combined financial statements are provided for informational purposes only and are not necessarily indicative of the results of operations or financial condition that would have been achieved had the transaction and related financing actually occurred as of the dates indicated or of the future results of operations or financial condition of the Company. The pro forma adjustments are based upon available information and certain assumptions that the Company currently believes are reasonable in the circumstances. The Company's financial statements will reflect the effect of the transaction only from January 1, 1998, the effective date of the transaction. The transaction has been accounted for using the purchase method of accounting. Under purchase accounting, the total purchase cost of the Joint Venture will be allocated to the assets and liabilities acquired based on their relative fair values as of the date the transactions is closed, with any excess of the total purchase price over the fair value of the tangible assets acquired less the fair value of the liabilities assumed recorded as intangible assets. The cost allocations will be based on studies which are not yet completed. Accordingly, the final allocations may be different from the amounts reflected herein. Although the final allocations may differ, the pro forma condensed combined financial information reflects management's best estimate based on currently available information.

                                 NexMed, Inc.
                  Pro Forma Combined Statement of Operations
                     For the Year Ended December 31, 1996
                                  (Unaudited)

                                                                         Xiaolan              Pro Forma               Combined
                                                   NexMed              Factory (6)           Adjustments             Pro Forma
                                            -----------------      ----------------      -----------------        ---------------
Revenue                                           $         -            $6,431,047              $       -            $ 6,431,047

Operating expenses
Cost of sales                                               -             5,522,879                 72,881  (7)         5,595,760
Selling, general and administrative                 2,076,360               605,101                      -              2,681,461
Research and development                            1,040,396                     -                      -              1,040,396
                                            -----------------      ----------------      -----------------        ---------------
Total operating expenses                            3,116,756             6,127,980                 72,881              9,317,617
                                            -----------------      ----------------      -----------------        ---------------

Income (loss) from operations                      (3,116,756)              303,067                (72,881)            (2,886,570)

Other income (expense), net                                 -                15,490                   (664) (8)            14,826
Interest income (expense), net                         (1,637)              (87,166)              (316,654) (9)          (405,457)
                                            -----------------      ----------------      -----------------        ---------------

Income (loss) before taxes                         (3,118,393)              231,391               (390,199)            (3,277,201)

Tax provision                                               -                76,359                (57,734) (10)           18,625
                                            -----------------      ----------------      -----------------        ---------------

                                                   (3,118,393)              155,032               (332,465)            (3,295,826)

Minority interest in Joint Venture                          -                     -                (53,230) (11)          (53,230)
                                            -----------------      ----------------      -----------------        ---------------

Net income (loss)                                 $(3,118,393)           $  155,032              $(279,235)           $(3,242,596)
                                            =================      ================      =================        ===============

Loss per common share                                  $(0.72)                                                             $(0.75)
                                            =================                                                     ===============

Weighted average common
   shares outstanding                               4,327,548                                                           4,327,548
                                            =================                                                     ===============

       See accompanying notes to pro forma combined financial statements

                                 NexMed, Inc.
                  Pro Forma Combined Statement of Operations
                 For the Nine Months Ended September 30, 1997
                                  (Unaudited)

                                                                         Xiaolan              Pro Forma               Combined
                                                   NexMed              Factory (6)           Adjustments             Pro Forma
                                            -----------------      ----------------      -----------------        ---------------
Revenue                                           $    50,000            $5,747,072              $       -            $ 5,797,072

Operating expenses
Cost of sales                                               -             5,160,754                 54,661  (7)         5,215,415
Selling, general and administrative                 1,360,274               353,093                      -              1,713,367
Research and development                            1,155,185                     -                      -              1,155,185
                                            -----------------      ----------------      -----------------        ---------------
Total operating expenses                            2,515,459             5,513,847                 54,661              8,083,967
                                            -----------------      ----------------      -----------------        ---------------

Income (loss) from operations                      (2,465,459)              233,225                (54,661)            (2,286,895)

Other income (expense), net                                 -                60,754                 10,338  (8)            71,092
Interest income (expense), net                         16,055               (68,932)              (233,933) (9)          (286,810)
                                            -----------------      ----------------      -----------------        ---------------

Income (loss) before taxes                         (2,449,404)              225,047               (278,256)            (2,502,613)

Tax provision                                               -                94,252                (45,848) (10)           48,404
                                            -----------------      ----------------      -----------------        ---------------

                                                   (2,449,404)              130,795               (232,408)            (2,551,017)

Minority interest in Joint Venture                          -                     -                 22,147  (11)           22,147
                                            -----------------      ----------------      -----------------        ---------------

Net income (loss)                                 $(2,449,404)           $  130,795              $(254,555)           $(2,573,164)
                                            =================      ================      =================        ===============

Loss per common share                                  $(0.41)                                                             $(0.43)
                                            =================                                                     ===============

Weighted average common
   shares outstanding                               6,020,837                                                           6,020,837
                                            =================                                                     ===============

       See accompanying notes to pro forma combined financial statements

                                 NexMed, Inc.
                       Pro Forma Combined Balance Sheet
                              September 30, 1997
                                  (Unaudited)

                                                                           Xiaolan             Pro Forma               Combined
                                                       NexMed            Factory (2)          Adjustments             Pro Forma
                                                -----------------    -----------------    -----------------        ---------------
Assets
------
Current assets:
Cash and cash equivalents                             $   165,257           $        -           $1,461,000  (3)       $ 1,626,257
Accounts receivable                                             -            1,103,907                    -              1,103,907
Inventory                                                       -              619,877                    -                619,877
Prepaid expenses and other assets                          43,449                    -                    -                 43,449
                                                -----------------    -----------------    -----------------        ---------------
Total current assets                                      208,706            1,723,784            1,461,000              3,393,490
Plant and equipment, net                                  150,113            1,383,875                    -              1,533,988
Intangible assets                                               -              252,730                    -                252,730
Total assets                                          $   358,819           $3,360,389           $1,461,000            $ 5,180,208
                                                =================    =================    =================        ===============

Liabilities and stockholders' equity
------------------------------------
Current liabilities:
Accounts payable and accrued expenses                 $    24,381           $  159,405           $        -            $   183,786
Notes payable                                             100,000                    -            2,170,000  (4)         2,270,000
Loans payable                                                   -            1,564,380                    -              1,564,380
Total current liabilities                                 124,381            1,723,785            2,170,000              4,018,166
                                                -----------------    -----------------    -----------------        ---------------
Minority interest                                               -            1,636,604             (709,000) (5)           927,604
Commitments and contingencies
Stockholders' equity:
Common stock                                                6,180                    -                    -                  6,180
Additional paid-in capital                              7,071,243                    -                    -              7,071,243
Accumulated deficit                                    (6,773,372)                   -                    -             (6,773,372)
                                                -----------------    -----------------    -----------------        ---------------
                                                          304,051                    -                    -                304,051
Less: deferred compensation                               (69,613)                   -                    -                (69,613)
                                                -----------------    -----------------    -----------------        ---------------
                                                          234,438                    -                    -                234,438
                                                      $   358,819           $3,360,389           $1,461,000            $ 5,180,208
                                                =================    =================    =================        ===============

       See accompanying notes to pro forma combined financial statements

               NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION
                                  (UNAUDITED)

1. Effective January 1, 1998, Xiaolan Factory contributed certain of its accounts receivable, inventory, plant and equipment, intangible assets, accounts payable and debt to the Joint Venture with a total estimated fair value of $1,636,584 in exchange for a 30% interest in the Joint Venture. On the same date, the Company was required to contribute $2,170,000 of cash to the Joint Venture for a 70% interest in the Joint Venture. Upon receipt of the $2,170,000 of cash from the Company, the Joint Venture will distribute $709,000 to the Xiaolan Factory. In order to contribute the $2,170,000 of cash to the Joint Venture, the Company has issued debt and notes to third parties.

2. Represents the estimated fair value of the assets and liabilities contributed to the Joint Venture.

3. Represents the proceeds of $2,170,000 from debt and notes issued by the Company and contributed to the Joint Venture, offset by $709,000 that will be distributed to the Xiaolan Factory.

4. Represents short-term debt and notes issued by the Company to provide cash to contribute to the Joint Venture

5.  Represents the planned distribution of $709,000 of cash to the Xiaolan
Factory.

6. Represents the historical operating results of the Xiaolan Factory, translated for convenience at the December 31, 1997 exchange rate of $1 = RNB 8.31.

7. Represents additional depreciation related to the excess of the fair value of the plant and equipment over their historical book value. In addition, the adjustment includes the amortization of intangible assets contributed to the Joint Venture.

8. Represents the elimination of other income or expense which relates to Xiaolan Factory's equity investment in an affiliate which was not contributed to the Joint Venture

9. Represents the adjustment of interest expense reported by Xiaolan Factory to a pro forma figure based on the actual amount of debt contributed to the Joint Venture. In addition, the adjustment includes interest expense related to the short-term debt and notes issued by the Company to provide cash to contribute to the Joint Venture.

10. Represents the adjustment of the Joint Venture's tax provision to reflect the above pro forma adjustments.

11. Represents the Xiaolan Factory's 30% interest in the assets and liabilities of the Joint Venture recorded at their new basis.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, NexMed, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: March 16, 1998


                              NEXMED, INC.


                              By: /s/  Vivian H. Liu
                                  --------------------
                                  Vivian H. Liu
                                  Vice President and Secretary